UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

March 1, 2010
Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1---Registrant’s Business and Operations

Item 1.01.                    Entry into a Material Definitive Agreement.

On March 1, 2010, we entered into interest rate cap agreements with Wells Fargo Bank N.A. (“Wells Fargo”) and Fifth Third Bank (“Fifth Third”), allowing us to limit our exposure on a portion of our borrowings under the Credit Agreement (“Rate Cap Transactions”).   Pursuant to two separate letter agreements between the Registrant and Wells Fargo and Fifth Third, respectively (copies of which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively), we will receive payments from Wells Fargo and Fifth Third each quarterly period to the extent that the prevailing three month LIBOR during that period exceeds our cap rate of 3.25%.  The Rate Cap Transaction with Wells Fargo caps our LIBOR interest rate on a notional amount of $25 million at 3.25% for a total of 39 months in exchange for a one-time payment of $403,000.  The Rate Cap Transaction with Fifth Third caps our LIBOR interest rate on a notional amount of $25 million at 3.25% for a total of 39 months in exchange for a one-time payment of $403,000.  The Rate Cap Transactions are effective March 31, 2010, and will settle each quarter on a date that is intended to coincide with our quarterly interest payment dates on our LIBOR contracts.

The foregoing summary is subject in all respects to the actual terms of the two separate Rate Cap Transaction letter agreements described above, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K.

SECTION 9---Financial Statements and Exhibits

Item 9.01                     Financial Statements and Exhibits

(c)                                Exhibits

10.1           Rate Cap Transaction Letter Agreement dated as of March 1, 2010 by and between Wells Fargo and the Registrant.

10.2           Rate Cap Transaction Letter Agreement dated as of March 1, 2010 by and between Fifth Third and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: March 5, 2010	By: /s/ G. Marc Baumann
G. Marc Baumann,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT                      DESCRIPTION OF EXHIBIT

10.1	Rate Cap Transaction Letter Agreement dated as of March 1, 2010 by and between Wells Fargo and the Registrant.

10.2	Rate Cap Transaction Letter Agreement dated as of March 1, 2010 by and between Fifth Third and the Registrant.